Exhibit 99.4
Press Release
Xcorporeal Contact:
Daniel S. Goldberger
President & COO
(310) 738-5138
dgoldberger@xcorporeal.com
For Immediate Release
XCORPOREAL FILES REPORT OF MERGER AGREEMENT TERMINATION AND
MATERIAL BREACHES BY NATIONAL QUALITY CARE, INC. (NQCI)
January 9, 2007, Los Angeles —Xcorporeal, Inc., developer of the Wearable Artificial Kidney (WAK) and other extra—corporeal medical devices, announced today that it has filed a Current Report containing its prior notices to National Quality Care, Inc. (OTC BB: NQCI), setting forth NQCI’s material breaches of the Merger Agreement dated September 1, 2006, which was terminated by NQCI on Friday, December 29, 2006, immediately preceding the New Years Eve holiday; Xcorporeal subsequently agreed to the termination on January 2, 2007, the next business day. The Current Report on Form 8-K was filed by Xcorporeal with the Securities and Exchange Commission on January 9, 2007, and is available for review on the SEC website at http://www.sec.gov.
Background
     As of December 24, 2005, Robert Snukal was named President and CEO of NQCI and Leonardo Berezovsky was named Chairman of its Board of Directors. Ronald Lang and Jose Spiwak also served on the NQCI Board of Directors during time periods discussed below. Victor Gura, M.D., the inventor of the WAK, was named Chief Scientific Officer and directed to devote himself to the further development of NQCI’s technology..
     NQCI signed an exclusive License Agreement with Xcorporeal on September 1, 2006, under which Xcorporeal has continued the development of the underlying technology. NQCI separately entered into a Merger Agreement with Xcorporeal on September 1, 2006, subject to standard due diligence. As CEO of NQCI, Mr. Snukal lead negotiations with Xcorporeal, and made representations which were ultimately found to be false.
     Xcorporeal uncovered in the due diligence process that, during the tenure of Mr. Snukal and Drs. Berezovsky. Lang and Spiwak, the board of directors of NQCI failed to engage qualified financial and regulatory officers, failed to adopt a quality system procedure (QSP) that met the standards of the Food and Drug Administration, and failed to adopt financial disclosure controls and procedures required by the Sarbanes Oxley Act of 2002. NQCI had numerous problems with its financial and business operations that proper controls are designed and implemented to prevent. In a pattern and practice of neglect and corporate malfeasance, NQCI failed to properly report its financial condition and was required to restate its financials with the SEC, failed to properly withhold payroll taxes and was subject to enforcement by the Internal Revenue Service, and failed to timely file required documentation with the Patent and Trademark Office placing NQCI’s intellectual property at risk until the errors were discovered by Xcorporeal in the due diligence process. The full extent of potential liabilities of NQCI arising out of its lack of proper controls and procedures remains unknown.
     In spite of NQCI’s material breaches of the Merger Agreement and the false representations and warranties that came to light in the course of performing diligence, Xcorporeal continued to work in good faith to help NQCI cure its breaches in order to close the Merger Transaction. On December 15, 2006, Xcorporeal invited Mr Snukal and the board of directors of NQCI to submit a written request for an extension to the December 31, 2006 expiration date, for evaluation by Xcorporeal’s Board of Directors, which NQCI chose not to do. In light of this, Xcorporeal was surprised by subsequent filings made by NQCI on December 29, 2006.
     NQCI unilaterally terminated the Merger Agreement on Friday afternoon, December 29, 2006. Xcorporeal promptly agreed to the termination on January 2, 2007, the next business day. Xcorporeal continues to develop the technology it has acquired from NQCI under the separate, exclusive License Agreement.
Material Breaches by NQCI
     As a result of the matters summarized above, as set forth in detail in the exhibits to the report on file with the SEC, NQCI breached, among others, the following representations, warranties and covenants of the Merger Agreement:
•	In breach of Section 4(E), NQCI’s public reports, as of their respective dates, contained untrue statements of material facts and are misleading given the omission of additional important facts.

•	In breach of Section 4(E), each of NQCI’s public reports does not comply with the Securities Act and the Securities Exchange Act in all material respects.

•	In breach of Section 4(Q)(1)(c), the business of NQCI violated, in material respects, federal laws and regulations, the enforcement of which would have an Adverse Effect (as defined in the Merger Agreement).

•	In breach of Section 4(O), the books and records of NQCI, and all reports and filings with the SEC by NQCI, are not complete and correct in all material respects, and have not been maintained in accordance with good business practice and in accordance with all applicable procedures required by laws and regulations.

•	In breach of Section 4(Z)(2) of the Merger Agreement, NQCI was not the sole and exclusive owner of the entire right, title and interest in and to all Company Owned Intellectual Property (as defined in that section).

•	In breach of Section 4(H), NQCI has contingent liabilities arising out of all of the foregoing.
False and Misleading Public Statements
     NQCI’s annual reports on Form 10-K and quarterly reports on Form 10-Q, publicly filed with the Securities and Exchange Commission, contained false and misleading statements regarding NQCI’s ownership rights over its intellectual property, illegal option grants, the existence and effectiveness of NQCI’s disclosure controls and procedures, and the evaluation of those controls and those procedures, and failed to state that NQCI did not have effective assignments of its patent applications or exclusive ownership over its inventions, did not have any written disclosure controls or procedures, and had conducted no formal evaluations, in violation of Rule 10b-5 promulgated under the Securities and Exchange Act and the Sarbanes-Oxley Act of 2002.
Improper Option Grant
     Options to purchase shares of NQCI’s common stock were granted to its attorneys in violation of Rule 3-300 of the California Rules of Professional Conduct, and were not rescinded when the unethical conduct was uncovered.

Inadequate Disclosure Controls and Procedures
     NQCI did not maintain disclosure controls and procedures, including controls and other procedures designed to ensure that information required to be disclosed by NQCI in the reports that it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms.
     NQCI did not maintain controls and procedures designed to ensure that information required to be disclosed by NQCI in the reports that it files or submits under the Securities Exchange Act is accumulated and communicated to NQCI’s management, including its principal executive and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.
     The oral disclosure controls and procedures of NQCI were not effective to ensure that required material information is included in NQCI’s periodic reports.
     NQCI did not maintain internal control over financial reporting, including a process designed by, or under the supervision of, NQCI’s principal executive and principal financial officers, or persons performing similar functions, and effected by NQCI’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting in the preparation of financial reporting for external purposes in accordance with generally accepted accounting principles, including policies and procedures:
1.	Pertaining to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of NQCI;

2.	Provides reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts of expenditures of NQCI are made only in accordance with authorization of management and directors of NQCI; and

3.	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisitions, use or disposition of NQCI’s assets that could have a material affect on the financial statements.
Failure to Make Required Evaluations
     NQCI failed to properly evaluate the effect of NQCI’s controls and procedures at the end of each fiscal quarter.
     NQCI failed to carry out an evaluation of the effectiveness of the design and operation of the company’s disclosure controls and procedures as of the end of the period covered by each of its public reports.
     NQCI and its Board of Directors failed to conclude, and reasonably could not conclude based on any reasonably competent evaluation, that NQCI’s disclosure controls and procedures were effective as of December 31, 2005, March 31, 2006, June 30, 2006, September 30, 2006, or at any prior time.
Defects in Intellectual Property
     With the exception of a single continuation in part (CIP) patent application, all of the CIP applications filed by NQCI with the USPTO had ineffective assignments.
     NQCI failed to provide necessary assignments and consulting agreements from all entities and individuals involved with inventing the technology.

     Other entities had rights over NQCI’s inventions and intellectual property, including the right to license those rights to third parties in competition with NQCI.
     Xcorporeal promptly notified NQCI of specific intellectual property issues, and under its License Agreement, caused appropriate steps to be taken to correct the assignments, commenced negotiations to obtain consulting agreements that will properly address ownership of intellectual property, and commenced negotiations to obtain necessary third party licensing agreements. Xcorporeal has caused many of the documents to be obtained, and is highly confident that it will be able to obtain all required documentation.
Additional Comments
     NQCI never employed a qualified, experienced, full-time Chief Financial Officer. NQCI failed to properly report its financial condition, and was required to restate its financials with the SEC. NQCI failed to properly withhold payroll taxes for its subsidiary employees, subjecting it to potential enforcement by the Internal Revenue Service, which it failed to properly disclose in its public filings. Since Mr. Snukal and Dr. Berezovsky were named CEO and Chairman, NQCI has had three public filings that it was unable to file within the proscribed time periods. Xcorporeal has implemented appropriate written controls and procedures, engaged a qualified CFO, and made all required disclosures.
     NQCI never employed a qualified full-time executive responsible for Quality and Regulatory Affairs. NQCI did not implement a written Quality System Procedure (QSP) that would be able to meet the requirements of the FDA and ISO for development and trials of medical devices. NQCI has also not implemented a written system for managing Corrective and Preventative Actions (CAPA) that would meet the requirements of the FDA. Xcorporeal has appointed a qualified Vice President of Quality and Regulatory Affairs who is proficient in all related FDA matters.
     Unless otherwise required by law, Xcorporeal disclaims any obligation to release publicly any updates or changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.
About Xcorporeal, Inc.
     Xcorporeal, Inc. is actively developing its proprietary extra-corporeal platform. We are planning to develop and commercialize a Wearable Artificial Kidney (WAK) that will revolutionize the treatment of end stage renal disease. We are also developing other extra-corporeal medical device applications that can potentially perform functions of various human organs.
Forward-Looking Statements
     Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry, and additional risks factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.
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